As filed with the Securities and Exchange Commission on September 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRINET GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	95-3359658
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1100 San Leandro Blvd., Suite 400

San Leandro, CA 94577

(510) 352-5000

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Burton M. Goldfield

Chief Executive Officer

TriNet Group, Inc.

1100 San Leandro Blvd., Suite 400

San Leandro, CA 94577

(510) 352-5000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jodie M. Bourdet Craig D. Jacoby Andrew S. Williamson Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000	Gregory L. Hammond Chief Legal Officer TriNet Group, Inc. 1100 San Leandro Blvd., Suite 400 San Leandro, CA 94577 (510) 352-5000	Gordon K. Davidson Daniel J. Winnike Horace L. Nash Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-198293)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.000025 per share par value	1,725,000 shares	$25.50	$43,987,500	$5,666

(1)	The shares being registered pursuant to this Registration Statement are in addition to the 12,075,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-198293) and include 225,000 shares that the underwriters have the option to purchase.
(2)	The registration fee is based upon the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.000025 per share, of TriNet Group, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (Registration No. 333-198293), which was declared effective by the Commission on September 11, 2014, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,725,000, including 225,000 shares that may be sold pursuant to the underwriters’ option to purchase additional shares.

The required opinion and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Leandro, State of California, on September 11, 2014.

TRINET GROUP, INC.

By:	/s/ Burton M. Goldfield
Burton M. Goldfield
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Burton M. Goldfield	Chief Executive Officer (principal executive officer)	September 11, 2014
Burton M. Goldfield

/s/ William Porter William Porter	Chief Financial Officer (principal financial and accounting officer)	September 11, 2014

* Katherine August-deWilde	Director	September 11, 2014

* Martin Babinec	Director	September 11, 2014

* H. Raymond Bingham	Director	September 11, 2014

* Kenneth Goldman	Director	September 11, 2014

* David C. Hodgson	Director	September 11, 2014

* John H. Kispert	Director	September 11, 2014

* Wayne B. Lowell	Director	September 11, 2014

*	Pursuant to Power of Attorney

By:	/s/ Gregory L. Hammond
Gregory L. Hammond
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4	Consent of CohnReznick, LLP, independent auditors.

24.1	Power of Attorney (see pages II-5 of the Registration Statement on Form S-1 (File No. 333-198293), filed with the Securities and Exchange Commission on August 22, 2014 and incorporated herein by reference).